AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of April, 2013, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the GoodHaven fund listed on Exhibit W attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit W is hereby superseded and replaced with Amended Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Amended Exhibit W to the
Professionally Managed Portfolios Fund Accounting Servicing Agreement

Name of Series
GoodHaven Fund

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at April 1, 2013

Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance

Minimum annual fee:  $[ ] per fund

▪  Additional fee of $[ ] for each additional class
▪  Additional fee of $[ ] per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily Performance Reporting
▪  Advisor Information Source Web Portal
▪  USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪  $[ ] /fund (subject to change based on Board review and approval)
▪  $[ ] / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

GoodHaven	1

Amended Exhibit W (continued) to the
Professionally Managed Portfolios Fund Accounting Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at April 1, 2013

Pricing Services
▪  $[ ] Domestic and Canadian Equities/Options
▪  $[ ] Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪  $[ ] CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪  $[ ] - Bank Loans
▪  $[ ] - Credit Default Swaps/Swaptions
▪  $[ ] - Basic Interest Rate Swaps
▪  $[ ] /Fund per Month - Mutual Fund Pricing
▪  $[ ] /Foreign Equity Security per Month for Corporate Action Service
▪  $[ ] /Domestic Equity Security per Month for Corporate Action Service
▪  $[ ] /Month Manual Security Pricing (>[ ]/day)

Factor Services (BondBuyer)
▪  $[ ] /CMO/Month
▪  $[ ] /Mortgage Backed/Month
▪  $[ ] /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪  $[ ] on the First [ ] Securities/Day
▪  $[ ] on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

Advisor’s Signature below acknowledges approval of the fee schedules above on this Amended Exhibit W.

GoodHaven Capital Management, LLC

By:  /s/ Larry Pitkowsky

Name: Larry Pitkowsky

Title:  Managing Partner   Date: 4/24/13

GoodHaven	2